Exhibit 10.2

June 28, 2019

Wayne A. Whitener

508 West Wall, Suite 800

Midland, Texas 79701

Mr. Whitener:

Reference is made to the Employment Agreement between Dawson Geophysical Company, a Texas corporation (formerly known as TGC Industries, Inc.) (the “Company”), and you (the “Executive” or “you”), dated as of October 8, 2014 and with an effective date of February 11, 2015, as amended by that certain Letter Agreement between the Company and you, dated as of February 15, 2016 (the “Employment Agreement”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement, as amended hereby.

This letter agreement (this “Letter Agreement”) sets forth the Executive’s and the Company’s agreement concerning the amendment of certain provisions of the Employment Agreement as follows and is effective as of the Executive’s (i) retirement and termination of employment with the Company and its subsidiaries and (ii) termination of service on the Company’s board of directors (the “Board”) and on the board of directors or board of managers of any Company subsidiary, in each case as of 11:59 p.m. (Midland, Texas time) on June 30, 2019 pursuant to the Executive’s statement of resignation set forth herein (the “Resignation Statement”):

(1)              The Executive and the Company agree that the Company shall pay the Executive the Base Salary ($350,000 on an annualized basis) that is in effect immediately prior to the retirement and termination described herein through the close of business on February 11, 2022 payable in accordance with the Company’s usual payroll practices.

(2)              The Executive and the Company agree that the Executive’s retirement and termination of employment with the Company and termination of service on the Board and on the board of directors or board of managers of any Company subsidiary pursuant to the Resignation Statement shall not result in the forfeiture, cancellation or expiration of the 17,500 stock options previously granted to the Executive at an option exercise price of $11.23, and that such options shall expire on July 31, 2019 and remain exercisable by the Executive prior to such expiration date.

This Letter Agreement embodies the entire agreement between the Company and the Executive with respect to the amendment of the Employment Agreement in connection with the Executive’s retirement and termination of employment with the Company and its subsidiaries and termination of service on the Board and on the board of directors or board of managers of any Company subsidiary pursuant to the Resignation Statement.  In the event of any conflict or inconsistency between the provisions of the Employment Agreement and this Letter Agreement, the provisions of this Letter Agreement shall prevail.  Except as specifically modified and amended by this Letter Agreement, all of the terms, provisions, requirements and specifications contained in the Employment Agreement remain in full force and effect, including any and all requirements that the benefits provided hereunder shall be subject to appropriate tax and other deductions required by law.  This Letter Agreement may be executed in counterparts (including those transmitted by facsimile), each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS LETTER AGREEMENT AND THE EMPLOYMENT AGREEMENT, HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL OF THE EXECUTIVE’S CHOOSING TO THE EXTENT THE EXECUTIVE DESIRES LEGAL ADVICE REGARDING THE SAME, AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS HEREIN (AND THE PROVISIONS OF THE EMPLOYMENT AGREEMENT AS AMENDED BY THIS LETTER AGREEMENT).

THIS LETTER AGREEMENT SHALL BE INTERPRETED AND ENFORCED IN CONFORMITY WITH THE LAW OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.  VENUE OF ANY LEGAL ACTION ARISING FROM OR RELATING TO THIS LETTER AGREEMENT SHALL BE IN MIDLAND COUNTY, TEXAS.  FOR THE AVOIDANCE OF DOUBT, THE PROVISIONS OF SECTION 11 OF THE EMPLOYMENT AGREEMENT SHALL APPLY TO THIS LETTER AGREEMENT IN ALL RESPECTS.

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Please sign in the space provided below to evidence your agreement with the terms of this Letter Agreement and acknowledgment that your obligations hereunder are valid, binding, and enforceable obligations.

DAWSON GEOPHYSICAL COMPANY

		By:	/s/ Stephen C. Jumper
		Name:	Stephen C. Jumper
		Title:	President and CEO

AGREED TO AND ACKNOWLEDGED:

THE EXECUTIVE

/s/ Wayne A. Whitener
Name:	Wayne A. Whitener
Title:	Employee

Statement of Resignation:

By my signature above, this Letter Agreement shall serve as formal notice of my voluntary resignation by reason of my retirement, such that (i) my employment with the Company and its subsidiaries and (ii) my service on the Board and the board of directors or board of managers of any Company subsidiary (whether as a member thereof or otherwise) shall terminate, in each case, effective as of 11:59 p.m. (Midland, Texas time) on June 30, 2019.